UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

September 9, 2013

Date of Report (date of Earliest Event Reported)

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LEFT BEHIND GAMES INC.

(Exact Name of Registrant as Specified in its Charter)

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NEVADA	000-50603	91-0745418
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

1670 Makaloa #204B380

Honolulu, HI 96814

(Address of principal executive offices and zip code)

951-234-5995

(Registrant’s telephone number, including area code)

25060 Hancock Ave, Murrieta, CA 92563

(Former name or former address, if changed from last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On September 3, 2013, the Board of Directors of Left Behind Games Inc., a Nevada corporation (the “Company”) accepted the resignation of Malone Bailey LLP (“MB”), as its independent registered public account firm.

MB served as the certifying accountants for the Company's most recently filed financial statements for the quarterly periods ending June 30, 2009 through September 30, 2011. Except as noted below, MB’s audit reports during these periods did not contain an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

MB’s audit reports, dated from February 22, 2011 through November 21, 2011 for quarterly periods ending June 30, 2009 through September 30, 2011, including the Company’s financial statements for the fiscal years ended March 31, 2010 and March 31, 2011, respectively, contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern.

From the date on which MB was engaged until the date of its resignation, there were no resulting disagreements with MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MB would have caused it to make reference to the subject matter of the disagreements in connection with any reports it would have issued, and there were no "reportable events" of the nature described in Item 304(a)(1)(v), paragraphs (A) through (D), of Regulation S-K.

The Company provided MB with a copy of the disclosures it is making in this Form 8-K in response to Item 304(a) of Regulation S-K.  The Company had also requested MB to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and it is attached hereto as Exhibit 16.1.

The Company is actively looking for a new audit firm with the intent to eventually become again, a fully-reporting public company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

Date: September 9, 2013	By:	/s/ TROY A. LYNDON
	Name:	Troy A. Lyndon
	Title:	Chief Executive Officer (Principal Executive and Principal Financial and Accounting Officer)

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